Exhibit 99.1
ANI Pharmaceuticals Reports First Quarter 2026 Financial Results and Raises 2026 Financial Guidance

•Quarterly net revenues of $237.5 million, an increase of 20.5% year-over-year
•Purified Cortrophin® Gel net revenues of $75.1 million, an increase of 42.1% year-over-year
•Quarterly GAAP net income available to common shareholders of $29.5 million; Quarterly adjusted non-GAAP EBITDA of $63.0 million, an increase of 24.1% year-over-year
•Diluted GAAP income per share of $1.28 and adjusted non-GAAP diluted earnings per share of $2.05
•Raised 2026 total net revenue guidance to $1,080 million to $1,140 million, adjusted non-GAAP EBITDA to $285 million to $300 million, and adjusted non-GAAP diluted earnings per share to $9.19 to $9.69; reaffirmed 2026 Cortrophin Gel net revenue guidance of $540 million to $575 million
•$100 million share repurchase program authorized by Board of Directors

PRINCETON, N.J., May 8, 2026 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the first quarter ended March 31, 2026.

“We delivered a strong first quarter, generating $237.5 million in revenue and $63.0 million in adjusted non-GAAP EBITDA, with solid performance across all business units,” said Nikhil Lalwani, President and CEO of ANI. “We are seeing continued momentum in demand for Cortrophin Gel and have made meaningful progress advancing our organizational expansion focused on capturing the opportunity in acute gouty arthritis flares, with the majority of our commercial team now onboarded. We remain confident in Cortrophin Gel's long-term growth potential and are well positioned to drive adoption in underpenetrated specialty indications, while the strength of our Generics business continues to support investment in our Rare Disease portfolio.”

Mr. Lalwani continued, “Based on our performance, we are raising our financial guidance which reflects more than $1.0 billion in revenue in 2026, with Rare Disease representing approximately 60% of total revenue, and 55% to 65% year-over-year growth in our lead asset, Cortrophin Gel. We are focused on executing on our 2026 strategic priorities to advance our purpose of serving patients and improving lives and creating shareholder value.”

First Quarter and Recent Business Highlights:

Rare Disease

•Cortrophin Gel:
▪Cortrophin Gel net revenues were $75.1 million for the first quarter of 2026, an increase of 42.1% over the same period in 2025. As previously discussed, the first quarter of 2026 reflected seasonality related primarily to the impact of insurance re-verifications. In the first half of the quarter, insurance re-verifications took slightly longer to clear as compared to the prior year due to increased Cortrophin patient volume in the physicians’ offices and, in some parts of the country due to weather-related physician office closures that temporarily delayed the re-verification process.
▪Year-over-year growth in the first quarter of 2026 was driven by momentum across target indications, the expanded sales force for neurology, rheumatology and nephrology, and synergies from the combined ophthalmology sales force.
▪ANI’s Rare Disease organization expansion to capture the opportunity for Cortrophin Gel in acute gouty arthritis flares is proceeding as planned. The Company has recently hired and onboarded the majority of the commercial team who will begin to reach HCPs in Podiatry and Primary Care in the back half of the second quarter.

•ILUVIEN:
▪ILUVIEN® net revenues were $19.3 million for the first quarter of 2026, an increase of 19.5% over the same period in 2025, driven by the continued execution of commercial and patient access initiatives established in 2025.
▪The results from the NEW DAY clinical trial involving ILUVIEN for use in appropriate patients with diabetic macular edema were published in Ophthalmology, the journal of the American Academy of Ophthalmology.
▪The Company is on track to announce results from the Phase 4 SYNCHRONICITY clinical trial in NIU-PS at a medical conference in the third quarter of 2026.

Generics
•Generics net revenues were $105.4 million in the first quarter of 2026, an increase of 6.8% over the same period in 2025, driven by contribution from new product launches, including the partnered generic launch that commenced in the third quarter of 2025.
•Launched six new Generics products year-to-date and on track to deliver cadence of 10-15 new product launches in 2026.

Brand Royalties and Other Revenues
•In January 2026, Novitium Pharma LLC (Novitium), a subsidiary of the Company, entered into an IP license agreement (Harmony Agreement) with Harmony Biosciences LLC (Harmony), under which we out-licensed intellectual property that will expand Harmony’s intellectual property estate, as well as a co-exclusive license, with which Harmony and Novitium intend to develop a novel formulation of pitolisant in broad CNS indications outside of sleep/wake. Under the Harmony Agreement, the Company received an upfront license fee of $15.0 million and will receive $10.0 million upon achievement of certain development milestones, which is expected to be achieved in the second and third quarters of 2026. In addition, we will earn low single digit royalties on net sales of pitolisant-based products.

Brands
•Brands net revenues were $12.3 million for the first quarter of 2026, a decrease of 50.9% over the same period in 2025, reflecting a normalization in demand for certain products.

Corporate Highlights
•Effective on May 8, 2026, ANI’s board of directors authorized a new share repurchase program to repurchase up to $100.0 million in common stock through May 2029. Under the Share Repurchase Program, the Company is authorized to repurchase shares from time to time, at management’s discretion, through open market purchases, privately-negotiated transactions or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The specific timing and amount of repurchases, if any, will vary based on available capital resources and other financial and operational performance, market conditions, securities law limitations, and other factors. The repurchases will be made using the Company’s cash resources. The Company is not obligated to repurchase any shares under the Share Repurchase Program.
First Quarter 2026 Financial Results

	Three Months Ended March 31,
(in thousands)	2026	2025	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$75,119	$52,850	$22,269	42.1%
ILUVIEN and YUTIQ(1)	19,255	16,109	3,146	19.5%
Rare Disease total net revenues	$94,374	$68,959	$25,415	36.9%
Brands	12,328	25,123	(12,795)	(50.9)%
Brand royalties and other revenues	21,540	—	21,540	100.0%
Rare Disease and Brands total net revenues	$128,242	$94,082	$34,160	36.3%
Generics and Other
Generic pharmaceutical products	105,402	98,678	6,724	6.8%
Other generic revenues	3,818	4,362	(544)	(12.5)%
Generics and Other total net revenues	$109,220	$103,040	$6,180	6.0%
Total net revenues	$237,462	$197,122	$40,340	20.5%
(1) There were no sales of YUTIQ in Q1 2026 as the Company transitioned promotional efforts in the U.S. from YUTIQ to ILUVIEN, which has a combined label of DME and NIU-PS during the second quarter of 2025.

All comparisons are made versus the same period in 2025 unless otherwise stated.

Total net revenues for the first quarter of 2026 were $237.5 million, an increase of 20.5% over the prior year period.

Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, increased 36.9% to $94.4 million. Cortrophin Gel net revenues increased 42.1% to $75.1 million and ILUVIEN net revenues increased 19.5% to $19.3 million. Growth for both products was driven primarily by increased volume.

Net revenues for Brands decreased 50.9% to $12.3 million driven by normalization in demand for certain products.

Net revenues from Brand royalties and other revenues includes a $15.0 million upfront payment and associated royalties of approximately $6.5 million, related to the Harmony Agreement.

Net revenues for Generic pharmaceutical products increased 6.8% to $105.4 million driven by continued strength in the partnered generic launch that commenced in the third quarter of 2025, contribution from new product launches and commercial and operational outperformance.

On a GAAP basis, gross margin decreased from 62.9% to 60.6%. On a non-GAAP basis, gross margin decreased from 63.1% to 60.8%. Both decreases were primarily due to higher sales of royalty bearing products, including Cortrophin Gel and a partnered generic product that launched in the third quarter of 2025, and the non-recurrence of prior year revenues from Prucalopride. These effects were somewhat tempered by the initial revenue recognized under the Harmony Agreement.

On both a GAAP and non-GAAP basis, research and development expenses were essentially flat year over year.

On a GAAP basis, selling, general, and administrative expenses decreased 3.8% to $73.7 million, while on a non-GAAP basis, selling, general, and administrative expenses increased 12.1% to $71.4 million. Both comparisons include incremental expense related to the initial marketing and recruitment expense of our expansion of the Rare Disease team which is targeting opportunities in acute gouty arthritis, and an overall increase in activities to support the growth of our business. These increases are tempered by $9.0 million litigation settlement recognized in the GAAP figures.

On a GAAP basis, the Company reported net income attributable to common shareholders of $29.5 million, or $1.28 per diluted share, for the first quarter of 2026 compared to $15.3 million, or $0.69 per diluted share, in the prior year period. On a non-GAAP basis, the Company reported adjusted diluted earnings per share of $2.05 for the first quarter of 2026 compared to $1.70 in the prior year period.

Adjusted non-GAAP EBITDA for the first quarter of 2026 was $63.0 million, an increase of 24.1% from the first quarter of 2025, driven by increased net revenues and gross profit.

For reconciliations of adjusted non-GAAP metrics, including non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures, please see Table 3 and Table 4 below, respectively.

Liquidity

As of March 31, 2026, the Company had $311.2 million in unrestricted cash and cash equivalents, $255.4 million in net accounts receivable and $625.0 million in principal value of outstanding debt (inclusive of the Company’s senior convertible notes). The Company generated cash flow from operations of $58.4 million in the first quarter.

Full Year 2026 Financial Guidance

	Revised Full Year 2026 Guidance	Previous Full Year 2026 Guidance	2025 Actual	Growth
Net Revenue (Total Company)	$1,080 million - $1,140 million	$1,055 million - $1,115 million	$883 million	22% - 29%
Cortrophin Gel Net Revenue	$540 million - $575 million	$540 million - $575 million	$348 million	55% - 65%
ILUVIEN Net Revenue(2)	$78 million - $83 million	$78 million - $83 million	$75 million	4% - 11%
Adjusted Non-GAAP EBITDA	$285 million - $300 million	$275 million - $290 million	$230 million	24% - 31%
Adjusted Non-GAAP Diluted EPS	$9.19 - $9.69	$8.83 - $9.34	$7.89	16% - 23%
(2) Full year 2026 guidance does not include sales of YUTIQ, as the Company transitioned promotional efforts in the U.S. from YUTIQ to ILUVIEN, which has a combined label of DME and NIU-PS during the second quarter of 2025.

ANI expects full year total company adjusted non-GAAP gross margin between 59.9% and 60.9% and anticipates approximately 21.5 million and 21.8 million shares outstanding for the purpose of calculating full year adjusted non-GAAP diluted EPS. The Company expects its annual U.S. GAAP effective tax rate to be between 26% and 28% and will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share utilizing a tax rate of 26%.

Conference Call

The Company’s management will host a conference call and webcast today, Friday, May 8, at 8:00 a.m. ET to discuss its first quarter 2026 results.

To view the webcast, please click here. Links to access the webcast and conference call will also be available on the “Events & Presentations” page of the Company’s website at https://www.anipharmaceuticals.com, under the “Investors” section. A replay of the event will remain accessible for up to one year.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income, excluding tax expense, interest expense, net, other expense (income), net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expenses, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income, plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding excludes certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore 239,000 shares for the three months ended March 31, 2026 have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance. Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives" by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit https://www.anipharmaceuticals.com/.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s strategy; its expectations regarding its future operations, financial position or revenues, including its 2026 financial guidance; its expectations regarding its share repurchase program; the results and timing of the Company’s preclinical studies, clinical trials, regulatory submissions and regulatory approvals; the commercialization and anticipated sales of the Company’s products, including current and planned product launches and any additional product launches from the Company’s generic pipeline; expansion plans for the Rare Disease business, including with respect to the expansion and execution capabilities of the Company’s sales force for acute gouty arthritis; anticipated growth opportunities for Cortrophin Gel and ILUVIEN; anticipated R&D developments and clinical trial advances; and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of the Company’s approved products, including Cortrophin Gel and ILUVIEN, to achieve commercialization at levels of market acceptance that will allow the Company to maintain profitability; the Company’s ability to complete or achieve any or all of the intended benefits of acquisitions and investments, in a timely manner or at all; delays and disruptions in the production of the Company’s approved products; increased costs and potential loss of revenues if the Company needs to change suppliers due to the limited number of suppliers for its raw materials, active pharmaceutical ingredients, expedients, and other materials; delays and disruptions in the production of the Company’s approved products as a result of its reliance on single source third party contract manufacturing supply for certain of its key products, including Cortrophin Gel and ILUVIEN; delays or failure to obtain or maintain approvals by the FDA of the Company’s products; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies; risks that the Company may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of the Company’s products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs or macroeconomic disruptions; the ability of the Company’s manufacturing partners to meet its product demands and timelines; the impact of changes or fluctuations in exchange rates; the Company’s ability to develop, license or acquire, and commercialize new products; the Company’s obligations in agreements under which it licenses, develops or commercializes rights to products or technology from third parties and its ability to maintain such licenses; the level of competition the Company faces and the legal, regulatory and/or legislative strategies employed by its competitors to prevent or delay competition from generic alternatives to branded products; the Company’s ability to protect its intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which the Company is, or may become, a party; the Company’s ability, and that of its suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; the Company’s ability to maintain the services of its key executives and other personnel; and general business and economic conditions, such as inflationary pressures, geopolitical conditions.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Irina Koffler, Vice President, Investor Relations
T: 917-734-7387
E: Irina.koffler@anipharmaceuticals.com

Courtney Mogerley, Argot Partners
T: 646-368-8014
E: ani@argotpartners.com

Media Relations:
Argot Partners
T: 212-600-1494
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net Revenues	$237,462	$197,122

Operating Expenses
Cost of sales (excluding depreciation and amortization)	93,582	73,037
Research and development	10,600	10,564
Selling, general, and administrative	73,655	76,528
Depreciation and amortization	20,919	22,891
Contingent consideration fair value adjustment	(182)	(12,092)

Total Operating Expenses, net	198,574	170,928

Operating income	38,888	26,194

Other Income (Expense), net
Unrealized gain (loss) on investment in equity securities	5,753	(921)
Interest expense, net	(3,769)	(5,484)
Other (expense) income, net	(651)	198

Income Before Income Tax Expense	40,221	19,987

Income tax expense	10,729	4,306

Net Income	$29,492	$15,681

Dividends on Series A Convertible Preferred Stock	—	(406)

Net Income Available to Common Shareholders	$29,492	$15,275

Basic and Diluted Income Per Share:
Basic Income Per Share	$1.31	$0.70
Diluted Income Per Share	$1.28	$0.69

Basic Weighted-Average Shares Outstanding	20,914	19,607
Diluted Weighted-Average Shares Outstanding	21,544	20,046

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$311,176	$285,585
Restricted cash	36	36
Accounts receivable, net	255,432	281,082
Inventories	143,468	143,067
Prepaid expenses and other current assets	22,087	34,216
Investment in equity securities	14,885	9,131
Total Current Assets	747,084	753,117
Non-current Assets
Property and equipment, net	67,115	62,476
Deferred tax assets, net	66,555	69,072
Intangible assets, net	467,161	479,526
Goodwill	62,480	62,480
Other non-current assets	11,575	13,706
Total Assets	$1,421,970	$1,440,377
Liabilities and Stockholders’ Equity
Current Liabilities
Current debt, net	$19,298	$17,268
Accounts payable	69,694	62,583
Accrued royalties	33,926	48,497
Accrued compensation and related expenses	16,091	37,897
Accrued government rebates	38,417	43,154
Income taxes payable	5,297	2,239
Returned goods reserve	43,052	49,504
Accrued expenses and other	13,735	16,970
Total Current Liabilities	239,510	278,112
Non-current Liabilities
Debt, net	285,996	291,840
Convertible notes, net	308,466	307,927
Contingent consideration, net	9,248	9,610
Other non-current liabilities	16,450	12,164
Total Liabilities	$859,670	$899,653
Stockholders’ Equity
Common Stock	3	3
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(53,004)	(33,249)
Additional paid-in capital	608,429	596,036
Retained earnings (Accumulated deficit)	6,393	(23,099)
Accumulated other comprehensive income, net of tax	479	1,033
Total Stockholders’ Equity	562,300	540,724
Total Liabilities and Stockholders’ Equity	$1,421,970	$1,440,377

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended March 31,			Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2026	2025		2026	2025	2026	2025	2026	2025	2026	2025
Net Income	$29,492	$15,681	As reported:	$237,462	$197,122	$93,582	$73,037	$73,655	$76,528	$10,600	$10,564

Add/(Subtract):
Interest expense, net	3,769	5,484
Other expense (income), net	651	(198)
Income tax expense	10,729	4,306
Depreciation and amortization	20,919	22,891
Contingent consideration fair value adjustment	(182)	(12,092)
Unrealized (gain) loss on investment in equity securities	(5,753)	921
Stock-based compensation	10,191	8,868	Stock-based compensation	—	—	(495)	(375)	(9,072)	(7,967)	(624)	(526)
M&A transaction and integration expenses	261	1,793	M&A transaction and integration expenses	—	—	—	—	(261)	(1,793)	—	—
Litigation expenses and settlement proceeds	(7,079)	2,990	Litigation expenses and settlement proceeds	—	—	—	—	7,079	(2,990)	—	—
Severance	—	105	Severance	—	—	—	—	—	(105)	—	—
Adjusted non-GAAP EBITDA	$62,998	$50,749	As adjusted:	$237,462	$197,122	$93,087	$72,662	$71,401	$63,673	$9,976	$10,038

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net Income Available to Common Shareholders	$29,492	$15,275

Add/(Subtract):
Non-cash interest expense	217	259
Depreciation and amortization	20,919	22,891
Contingent consideration fair value adjustment	(182)	(12,092)
Unrealized (gain) loss on investment in equity securities	(5,753)	921
Stock-based compensation	10,191	8,868
M&A transaction and integration expenses	261	1,793
Litigation expenses and settlement proceeds	(7,079)	2,990
Severance	—	105
Other expense (income)	662	(236)
Less:
Estimated tax impact of adjustments	(5,001)	(6,630)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$43,727	$34,144
Diluted Weighted-Average
Shares Outstanding	21,544	20,046
Adjusted Diluted Weighted-Average (2)
Shares Outstanding	21,305	20,046

Adjusted non-GAAP
Diluted Earnings per Share	$2.05	$1.70

(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.
(2) Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore 239,000 shares for the three months ended March 31, 2026, have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding.